     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1997
                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                       UNITED STATES CELLULAR CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                 62-1147325
 (State or other jurisdiction    (I.R.S. Employer
              of                  Identification
incorporation or organization)       Number)

                      8410 WEST BRYN MAWR AVE., SUITE 700
                            CHICAGO, ILLINOIS 60631
                                  773-399-8900
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           H. DONALD NELSON                          WITH A COPY TO:
  UNITED STATES CELLULAR CORPORATION               WILBUR C. DELP, JR.
 8410 WEST BRYN MAWR AVE., SUITE 700                 SIDLEY & AUSTIN
       CHICAGO, ILLINOIS 60631                   ONE FIRST NATIONAL PLAZA
            (773) 399-8900                       CHICAGO, ILLINOIS 60603
                                                      (312) 853-7000

         (Names, addresses, including zip codes, and telephone numbers, including area code, of agents for service)

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

                           --------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                                 PROPOSED MAXIMUM
                                                             PROPOSED MAXIMUM       AGGREGATE
        TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE         OFFERING           AMOUNT OF
     SECURITIES TO BE REGISTERED          BE REGISTERED       PER UNIT(1)(2)       PRICE(1)(2)       REGISTRATION FEE
Debt Securities                            $400,000,000            100%            $400,000,000          $121,213

(1) If any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate offering price to the public which shall not exceed the amount set forth under Proposed Maximum Aggregate Offering Price, or if Debt Securities are issued in a foreign or composite currency, an equivalent amount of such foreign or composite currency.

(2) Estimated solely for the purpose of calculating the registration fee.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION DATED JULY 31, 1997
PROSPECTUS
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                     [LOGO]

                       UNITED STATES CELLULAR CORPORATION
                                  $400,000,000
                                DEBT SECURITIES
                                ----------------

    United States Cellular Corporation ("USM") may from time to time offer debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities") at an aggregate initial offering price not to exceed U.S. $400,000,000 or its equivalent in any other currency or units based on or relating to foreign currencies. The Debt Securities may be offered in one or more series in amounts, at prices and on terms to be determined at the time of sale. The accompanying Prospectus Supplement sets forth with regard to the series of Debt Securities in respect of which this Prospectus is being delivered (the "Offered Securities") the specific designation, aggregate principal amount, original issue discount, if any, denomination (which may be in United States dollars, in any other currency or in units based on or relating to foreign currencies), maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any terms for redemption at the option of USM or the holder, any terms for sinking fund payments, any listing on a securities exchange, the initial public offering price and any other terms in connection with the offering and sale of the Offered Securities.

    The Debt Securities may be issued in registered form, in bearer form with coupons attached or both. In addition, all or a portion of the Debt Securities of any series may be issuable in temporary or permanent registered global form which will be exchangeable only under certain conditions for definitive Debt Securities.

    USM may sell Debt Securities to or through underwriters or dealers, and also may sell Debt Securities to other purchasers directly or through agents. The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Offered Securities, the principal amounts, if any, to be purchased by underwriters and the compensation of such underwriters, dealers or agents. See "Plan of Distribution."
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

    This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement applicable to the Offered Securities.

                            ------------------------

                The date of this Prospectus is August   , 1997.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES TO ANY PERSON IN ANY JURISDICTION TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

    USM is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; New York Regional Office, Public Reference Room, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. USM's Common Shares are listed on the American Stock Exchange, and reports, proxy statements and other information concerning USM may be inspected at the office of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006. The Company is subject to the electronic filing requirements of the Commission. Accordingly, pursuant to the rules and regulations of the Commission, certain documents, including annual and quarterly reports and proxy statements, filed by the Company with the Commission have been and will be filed electronically. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

    This Prospectus constitutes a part of a Registration Statement filed by USM with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to USM and the Debt Securities. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents heretofore filed by USM with the Commission under the Exchange Act are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and (c) the Company's Current Report on Form 8-K dated February 4, 1997.

    All documents filed by USM pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference.

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS THERETO) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROSPECTUS HAS BEEN DELIVERED, FROM EXTERNAL REPORTING, UNITED STATES CELLULAR CORPORATION, 8410 WEST BRYN MAWR AVENUE, SUITE 700, CHICAGO, ILLINOIS 60631 (TELEPHONE 773-399-8900).

    This Prospectus and the accompanying Prospectus Supplement contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. These statements contain potential risks and uncertainties; therefore, actual results may differ materially. The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

    Important factors that may affect these projections or expectations include, but are not limited to: changes in the overall economy; changes in competition in markets in which the Company operates; advances in telecommunications technology; changes in the telecommunications regulatory environment; pending and future litigation; availability of future financing; start-up of Personal Communications Services operations; and unanticipated changes in growth in cellular customers, penetration rates, churn rates and the mix of products and services offered in the Company's markets. Readers should evaluate any statements in light of these important factors.

                                  THE COMPANY

    United States Cellular Corporation and its subsidiaries (the "Company") own, operate and invest in cellular telephone systems throughout the United States. The Company's managed markets are operated as market clusters, which have been developed over a period of several years, primarily through acquisitions and exchanges for controlling interests in cellular markets. The Company seeks to position itself as the first choice of consumers for wireless communications in the mid-sized and rural markets it serves. The Company's objectives are to grow revenues and maximize long-term profitability by increasing market penetration and by capitalizing on the benefits of its clustered markets.

    The Company was incorporated in Delaware in 1983 and is a majority owned subsidiary of Telephone and Data Systems, Inc. ("TDS"). Its executive offices are located at 8410 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631. Its telephone number is 773-399-8900.

                                USE OF PROCEEDS

    Unless otherwise specified in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, including working capital, the repayment or refinancing of indebtedness, future acquisitions and/or capital expenditures. Pending application of the net proceeds for specific purposes, such proceeds may be invested in short-term or marketable securities.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the historical ratios of earnings to fixed charges for the Company for the three months ended March 31, 1997 and for each of the years ended December 31, 1992 through 1996.

 (UNAUDITED) THREE                  YEAR ENDED DECEMBER 31,
MONTHS ENDED MARCH   -----------------------------------------------------
     31, 1997          1996       1995       1994       1993       1992
-------------------  ---------  ---------  ---------  ---------  ---------
       3.84x              8.81x      4.30x      1.49x       .17x      1.24x

    For purposes of calculating this ratio, earnings consist of net income from continuing operations before income taxes, distributions from minority subsidiaries, minority share in income of subsidiaries that have fixed charges and amortization of capitalized interest, less equity in undistributed earnings of unconsolidated investments, and minority share of losses. Fixed charges consist of interest expense and estimated interest portion of rentals.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities will be issued under an Indenture dated as of July 31, 1997 (the "Indenture") between USM and The First National Bank of Chicago, as Trustee (the "Trustee"), the form of which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The following statements with respect to the Indenture and the Securities (as hereinafter defined) are brief summaries of certain provisions of the Indenture and do not purport to be complete; such statements are subject to the detailed referenced provisions of the Indenture, including the definitions of capitalized terms used under this caption. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The term "Securities", as used under this caption, refers to all securities issued under the Indenture, including the Debt Securities. References to "USM" in this section, unless the context indicates otherwise, are to United States Cellular Corporation and not its subsidiaries or any other entities in which it holds an interest.

GENERAL

    The Indenture does not limit the aggregate principal amount of Securities (which may include debentures, notes and other unsecured evidences of indebtedness) which may be issued thereunder, and Securities may be issued thereunder from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units. Special United States federal income tax considerations applicable to any Securities so denominated will be described in the Prospectus Supplement relating thereto. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture also permits USM to increase the principal amount of any series of Securities previously issued and to issue such increased principal amount. (Section 2.3)

    The Prospectus Supplement will set forth the following terms relating to the Offered Securities: (1) the specific designation of the Offered Securities; (2) any limit on the aggregate principal amount of the Offered Securities; (3) the date or dates, if any, on which the Offered Securities will mature; (4) the rate or rates per annum (which may be fixed or variable) at which the Offered Securities will bear interest, if any, the date or dates on which any such interest will be payable and the Record Dates for any interest payable on the Offered Securities which are Registered Securities; (5) original issue discount, if any; (6) any mandatory or optional redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities may be redeemed or purchased at the option of USM or otherwise; (7) whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Securities in bearer form and as to exchanges between registered and bearer form; (8) whether the Offered Securities will be issuable in the form of one or more temporary or permanent Global Securities and, if so, the identity of the Depositary for such Global Securities; (9) the denominations of $1,000 and any multiple thereof, and the denominations in which any of the Offered Securities which are in bearer form will be issuable, if other than the denominations of $1,000 and $5,000; (10) each office or agency where the principal of and any premium and interest on the Offered Securities will be payable, and each office or agency where the Offered Securities may be presented for registration of transfer or exchange; (11) if other than United States dollars, the foreign currency or the units based on or relating to foreign currencies in which the Offered Securities are denominated and/or in which the payment of the principal of and any premium and interest on the Offered Securities will or may be payable; (12) certain United States federal income tax consequences, if applicable; and (13) any other terms of the Offered Securities (which terms shall not adversely affect the interests of any Holders of Securities then Outstanding), including additions to or deletions from the covenants and events of default with respect to the Offered Securities.

    Securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. United States federal income tax consequences and other special considerations applicable to any such discounted Securities or to other Securities offered and sold at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the Prospectus Supplement relating thereto.
    The Securities and any coupons appertaining thereto will be unsecured and will rank PARI PASSU with all other unsecured and unsubordinated indebtedness of USM. However, since USM is a holding company, the right of USM, and hence the right of the creditors of USM (including the Holders of Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of USM as a creditor of such subsidiary may be recognized. There is no restriction in the Indenture against subsidiaries of USM incurring secured or unsecured indebtedness or issuing secured or unsecured securities. The ability of USM to make payments of principal and interest on the Debt Securities will be dependent upon the payment to it by its subsidiaries of dividends, distributions, loans or advances.

    The Indenture does not contain covenants or other provisions designed to afford Holders of Securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

EXCHANGE AND TRANSFER

    Securities may be presented for exchange and registered Securities may be presented for registration of transfer at the offices, and subject to the restrictions, set forth therein and in the applicable Prospectus Supplement without service charge, but upon payment of any taxes or other governmental charges due in connection therewith, subject to any applicable limitations contained in the Indenture. USM has appointed the Trustee as Security Registrar. Securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery. (Sections 2.8 and 3.2)

PAYMENT

    Unless otherwise indicated in the applicable Prospectus Supplement, payment of the principal of and the premium and interest, if any, on all Securities (other than a Registered Global Security) in registered form will be made at the office or agency of the Trustee in the Borough of Manhattan, The City of New York, except that, at the option of USM, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 3.1 and 3.2) Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest due on Securities in registered form will be made to the Persons in whose name such Registered Securities are registered at the close of business on the Record Date for such interest payments. (Section 2.7)

REGISTERED GLOBAL SECURITIES

    The registered Securities of a particular series may be issued in the form of one or more Registered Global Securities which will be deposited with a Depositary, or its nominee, each of which will be identified in the Prospectus Supplement relating to such series. Unless and until exchanged, in whole or in part, for Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 2.8)

    The specific terms of the depositary arrangement with respect to any portion of a particular series of Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. USM anticipates that the following provisions will apply to all depositary arrangements:

    Upon the issuance of a Registered Global Security, the Depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Securities represented by such Registered Global Security to the accounts of such persons having accounts with such Depositary ("participants") as shall be designated by the underwriters or agents participating in the distribution of such Securities or by USM if such Securities are offered and sold directly by USM. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require certain purchasers of securities to take physical delivery thereof in definitive form. Such depositary arrangements and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

    So long as the Depositary for a Registered Global Security or its nominee is the registered owner thereof, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Registered Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities of such series in definitive form and will not be considered the owners or Holders thereof under the Indenture.

    Principal, premium, if any, and interest payments on a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or nominee, as the case may be, as the registered owner of such Registered Global Security. None of USM, the Trustee or any paying agent for Securities of the series represented by such Registered Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

    USM expects that the Depositary for a Registered Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amounts of such Registered Global Security as shown on the records of such Depositary or its nominee. USM also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

    If the Depositary for a Registered Global Security representing Securities of a particular series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by USM within 90 days, USM will issue Securities of such series in definitive form in exchange for such Registered Global Security. In addition, USM may at any time and in its sole discretion determine not to have the Securities of a particular series represented by one or more Registered Global Securities and, in such event, will issue Securities of such series in definitive form in exchange for all of the Registered Global Securities representing Securities of such series.

CERTAIN COVENANTS OF USM

    Under the Indenture, USM has agreed that it will not engage in certain transactions, as described below.

    LIMITATION ON SECURED DEBT. USM will not create or incur any Secured Debt without in either case effectively providing that Debt Securities (together with, if USM shall so determine, any other Debt of or guaranteed by USM ranking equally with the Debt Securities) shall be secured equally and ratably with (or, at the option of USM, prior to) such Secured Debt, with certain stated exceptions. These exceptions permit (a) Secured Debt (i) in respect of Liens on property existing at the time such property is acquired by USM, (ii) in respect of Liens created upon or within 270 days following the acquisition or construction of property (including any improvements to existing property) to secure the payment of all or part of the purchase price thereof, or (iii) incurred by USM prior to, at the time of or within 270 days following the acquisition of property which is subject to a related Lien, which Secured Debt is incurred for the purpose of financing all or part of the purchase price thereof, provided that no such Lien applies to any property theretofore owned by USM (including property transferred by USM to any subsidiary of USM in contemplation of or in connection with the creation of such Lien) or to any property of USM other than the property so acquired (other than, in the case of construction or improvement, any theretofore unimproved real property or portion thereof on which the property so constructed, or the improvement, is located);
(b) Secured Debt in respect of Liens on property of a Person (i) existing at the time such Person is merged into or consolidated with USM or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to USM, (ii) resulting from such merger, consolidation, sale, lease or disposition by virtue of any Lien on property granted by USM prior to such merger, consolidation, sale, lease or disposition (and not in contemplation thereof or in connection therewith) which applies to after-acquired property of USM or (iii) resulting from such merger, consolidation, sale, lease or disposition pursuant to a Lien or contractual provision granted or entered into by such Person prior to such merger, consolidation, sale, lease or disposition (and not at the request of USM); PROVIDED, HOWEVER, that any such Lien referred to in clause (i) shall not apply to any property of USM other than the property subject thereto at the time such Person or properties were acquired and any such Lien referred to in clause (ii) or (iii) shall not apply to any property of USM other than the property so acquired; (c) Liens existing at the date of the Indenture; (d) Liens in favor of a government or governmental entity to secure partial progress, advance or other payments, or other obligations, or to secure any Debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject thereto (including, without limitation, Liens incurred in connection with industrial revenue, pollution control, private activity bond or similar financing); (e) Liens arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which Lien is required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, franchise, license or permit; (f) Liens for taxes, assessments or governmental charges or levies not yet delinquent or governmental charges or levies already delinquent, the validity of which charge or levy is being contested in good faith and for which any reserves required in accordance with generally accepted accounting principles have been established; (g) Liens (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed and for which any reserves required in accordance with generally accepted accounting principles have been established; and (h) Secured Debt secured by any extension, renewal or replacement (or successive extensions, renewals or replacements) of any Liens referred to in the foregoing clauses (a) to (g), inclusive (provided that the principal amount of Secured Debt secured thereby does not exceed the principal amount of such Debt immediately prior to such extension, renewal or replacement, and that any Lien created in connection therewith is limited to all or part of the property (plus improvements to such property) which secured the Secured Debt so extended, renewed or replaced). (Section 3.6)

    The foregoing restrictions do not apply if, immediately after the incurrence of such Secured Debt (giving effect to the application of the proceeds therefrom), the aggregate principal amount of Secured Debt (other than Secured Debt described in clauses (a) to (h), inclusive, of the immediately preceding paragraph), plus the aggregate amount of Capitalized Rent in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions the proceeds of which are or will be applied as described in clauses (a) to (e) inclusive, under "Limitation on Sale and Leaseback Transactions" below), would not exceed 10% of Consolidated Capitalization. (Sections 1.1 and 3.6)

    LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. USM will not enter into any Sale and Leaseback Transaction unless immediately after the completion of such Sale and Leaseback Transaction (giving effect to the application of the proceeds therefrom), the aggregate amount of Capitalized Rent in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions described in clauses (a) to (e), inclusive, of the immediately succeeding paragraph), plus the aggregate principal amount of Secured Debt (other than Secured Debt described in clauses (a) to (h), inclusive, under "Limitation on Secured Debt" above), would not exceed 10% of Consolidated Capitalization. (Section 3.7)

    The foregoing restrictions do not apply to, and there shall be excluded in computing the aggregate amount of Capitalized Rent for the purpose of such restrictions, the following Sale and Leaseback Transactions: (a) any Sale and Leaseback Transaction entered into to finance the payment of all or any part of the purchase price of property acquired or constructed by USM (including any improvements to existing property) or entered into prior to, at the time of or within 270 days after the acquisition or construction of such property, which Sale and Leaseback Transaction is entered into for the purpose of financing all or part of the purchase or construction price thereof; PROVIDED, HOWEVER, that in the case of any such acquisition, such Sale and Leaseback Transaction shall not involve any property transferred by USM to a subsidiary thereof in contemplation of or in connection with such Sale and Leaseback Transaction or involve any property of USM other than the property so acquired (other than, in the case of construction or improvement, any theretofore unimproved real property or portion thereof on which the property so constructed, or the improvement, is located); (b) any Sale and Leaseback Transaction involving property of a Person existing at the time such Person is merged into or consolidated with USM or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to USM; (c) any Sale and Leaseback Transaction in which the lessor is a government or governmental entity and which Sale and Leaseback Transaction is entered into to secure partial progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the cost of constructing or improving the property subject to such Sale and Leaseback Transaction (including, without limitation, Sale and Leaseback Transactions incurred in connection with pollution control, industrial revenue, private activity bond or similar financing); (d) any

Sale and Leaseback Transaction involving the extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of a lease pursuant to a Sale and Leaseback Transaction referred to in the foregoing clauses (a) to (c), inclusive; PROVIDED, HOWEVER, that such lease extension, renewal or replacement shall be limited to all or any part of the same property leased under the lease so extended, renewed or replaced (plus improvements to such property); and (e) any Sale and Leaseback Transaction the net proceeds of which are at least equal to the fair value (as determined by the Board of Directors of USM) of the property leased pursuant to such Sale and Leaseback Transaction, so long as within 270 days of the effective date of such Sale and Leaseback Transaction, USM applies (or irrevocably commits to an escrow account for the purpose or purposes hereinafter mentioned) an amount equal to the net proceeds of such Sale and Leaseback Transaction to either (x) the purchase of other property having a fair value at least equal to the fair value of the property leased in such Sale and Leaseback Transaction and having a similar utility and function, or (y) the retirement or repayment (other than any mandatory retirement or repayment at maturity) of (i) Securities, (ii) other Funded Debt of USM which ranks prior to or on a parity with the Securities or
(iii) indebtedness of any subsidiary of USM maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such indebtedness is included in current liabilities) or preferred stock of any subsidiary of USM (other than any such indebtedness owed to or preferred stock owned by USM or any subsidiary of USM); PROVIDED, HOWEVER, that in lieu of applying an amount equivalent to all or any part of such net proceeds to such retirement or repayment (or committing such an amount to an escrow account for such purpose), USM may deliver to the Trustee Outstanding Securities and thereby reduce the amount to be applied pursuant to (y) of this clause (e) by an amount equivalent to the aggregate principal amount of the Securities so delivered. (Section 3.7)

CERTAIN DEFINITIONS

    "CAPITAL STOCK" means and includes any and all shares, interests, participations or other equivalents (however designated) of ownership in a corporation or other Person.

    "CAPITALIZATION" means with respect to a Person the total of (a) Funded Debt, (b) the par value or, in the case of Capital Stock with no par value, a value stated on the books, of all outstanding shares of Capital Stock, (c) the paid-in surplus and retained earnings (or minus the net surplus deficit, as the case may be), (d) deferred taxes and deferred investment tax credits, (e) Capitalized Rent, and (f) minority interests in subsidiaries of such Person.

    "CAPITALIZED RENT" means the present value (discounted semi-annually at a discount rate equal to the weighted average rate of interest borne by the Debt Securities then Outstanding) of the total net amount of rent payable for the remaining term of any lease of property by USM (including any period for which such lease has been extended); PROVIDED, HOWEVER, that no such rental obligation shall be deemed to be Capitalized Rent unless the lease resulted from a Sale and Leaseback Transaction. The total net amount of rent payable under any lease for any period shall be the total amount of the rent payable by the lessee with respect to such period but shall not include amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates, sewer rates and similar charges.

    "CONSOLIDATED CAPITALIZATION" means the Capitalization of USM and its Subsidiaries determined on a consolidated basis at the end of USM's then most recently reported fiscal year or quarter, as the case may be.

    "DEBT" means with respect to a Person all obligations of such Person for borrowed money and all such obligations of any other Person for borrowed money guaranteed by such Person.

    "FUNDED DEBT" means any Debt maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such Debt is included in current liabilities).

    "LIEN" means any mortgage, pledge, security interest, lien, charge or other encumbrance.

    "OUTSTANDING" means, subject to certain exceptions, all Debt Securities issued under the Indenture, except those theretofore cancelled by the Trustee or delivered to it for cancellation, defeased in accordance with the Indenture, paid in full, or in respect of which substitute Debt Securities have been authenticated and delivered by the Trustee.

    "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "PROPERTY" means any directly-held interest of a Person in any kind of property or asset, whether real, personal or mixed and whether tangible or intangible, and includes Capital Stock of a subsidiary or other Person.

    "SALE AND LEASEBACK TRANSACTION" means any arrangement with any Person other than a Tax Consolidated Subsidiary providing for the leasing (as lessee) by USM of any property (except for temporary leases for a term, including any renewal thereof, of not more than three years (provided that any such temporary lease may be for a term of up to five years if (a) the Board of Directors of USM reasonably finds such term to be in the best interest of USM and (b) the primary purpose of the transaction of which such lease is a part is not to provide funds to or financing for USM)), which property has been or is to be sold or transferred by USM (i) to any subsidiary of USM in contemplation of or in connection with such arrangement or (ii) to such other Person.

    "SECURED DEBT" means Debt of USM secured by any Lien on property (including Capital Stock or indebtedness of subsidiaries of USM) owned by USM.

    "SUBSIDIARY" means a Person which is consolidated with USM in accordance with generally accepted accounting principles.

    "TAX CONSOLIDATED SUBSIDIARY" means a subsidiary of USM with which, at the time a Sale and Leaseback Transaction is entered into by USM, USM would be entitled to file a consolidated federal income tax return.

EVENTS OF DEFAULT

    The occurrence of any of the following events with respect to the Securities of any series will constitute an "Event of Default" with respect to the Securities of such series: (a) default for 30 days in the payment of any interest on any of the Securities of such series; (b) default in the payment of any of the principal of or the premium, if any, on any of the Securities of such series, whether at maturity, upon redemption, by declaration or otherwise; (c) default in the deposit of any sinking fund payment in respect of any Securities of such series; (d) default for 90 days by USM in the observance or performance of any other covenant or agreement contained in the Indenture relating to the Securities of such series after written notice thereof as provided in the Indenture; (e) (i) an event of default occurs under any instrument under which there is outstanding, or by which there may be secured or evidenced, any indebtedness of USM for money borrowed (other than non-recourse indebtedness) which results in acceleration of, or non-payment at maturity (after giving effect to any applicable grace period) of such indebtedness in an aggregate amount exceeding the greater of $30,000,000 or 2% of Consolidated Capitalization, in which case USM shall immediately give notice to the Trustee of such acceleration or non-payment, and (ii) there shall have been a failure to cure such default or to discharge such indebtedness within ten days after notice thereof to USM by the Trustee or to USM and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding; PROVIDED that no such Event of Default described in this clause (e) shall exist as long as USM is contesting any such default or acceleration in good faith and by appropriate proceedings; or (f) certain events of bankruptcy, insolvency or reorganization relating to USM. (Section 5.1) Different Events of Default may be prescribed for the benefit of the Holders of a particular series of Securities and will be described in the Prospectus Supplement relating thereto.

    If an Event of Default due to a default in the payment of the principal of or the premium or interest, if any, on, or in the deposit of any sinking fund payment with respect to, any series of Securities shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding may declare the principal of all Securities of such series and the interest, if any, accrued thereon to be due and payable immediately. If an Event of Default due to a default in the observance or performance of any other covenant or agreement of USM contained in the Indenture and applicable to the Securities of one or more (but less than all) series then Outstanding shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of the affected series then Outstanding (voting as one class) may declare the principal of all Securities of each such affected series and the interest, if any, accrued thereon to be due and payable immediately. If an Event of Default due to a default in the observance or performance of any other covenant or agreement of USM contained in the Indenture applicable to all Securities then Outstanding or due to the acceleration or non-payment at maturity of certain indebtedness of USM shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all Securities then Outstanding (voting as one class) may declare the principal of all Securities and the interest, if any, accrued thereon to be due and payable immediately. If an Event of Default due to certain acts of bankruptcy, insolvency or reorganization of USM shall have occurred and be continuing, the principal and interest on all the Securities then Outstanding shall thereby become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. Upon certain conditions, any such declarations may be rescinded and annulled if all Events of Default, other than the nonpayment of accelerated principal, with respect to the Securities of all such affected series then Outstanding shall have been cured or waived as provided in the Indenture by the Holders of a majority in aggregate principal amount of the Securities of the affected series then Outstanding (voting as one class, except in the case of Events of Default described in clauses (a), (b) and (c) of the preceding paragraph, as to which each series so affected will vote as a separate class). See "Modification of the Indenture" below. Reference is made to the Prospectus Supplement relating to any series of Original Issue Discount Securities for the particular provisions relating to the acceleration of a portion of the principal amount thereof upon the occurrence and continuance of an Event of Default with respect thereto. (Section 5.1)

    The Indenture provides that, subject to the duty of the Trustee to act with the requisite standard of care, in case a default with respect to a series of Securities shall have occurred and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the Holders of the Securities, unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 5.6 and 6.2) Subject to such provisions for indemnity and certain other limitations contained in the Indenture, the Holders of a majority in aggregate principal amount of the Securities of each affected series then Outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such affected series. (Section 5.9)

    The Indenture provides that no Holder of Securities may institute any action against USM under the Indenture (except actions for payment of overdue principal, premium or interest) unless such Holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the Holders of not less than 25% in aggregate principal amount of the Securities of the affected series then Outstanding (voting as one class) shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such request by the Holders of a majority in aggregate principal amount of the Securities of the affected series then Outstanding (voting as one class). (Sections 5.6 and 5.9)

    The Indenture requires USM to furnish to the Trustee annually a statement as to the performance of USM's covenants under the Indenture. (Section 3.5) The Indenture provides that the Trustee may withhold notice to the Holders of the Securities of any series of any default affecting such series (except defaults as to payment of principal, premium or interest on the Securities of such series or as to sinking fund payments) if it considers such withholding to be in the interests of the Holders of the Securities of such series. (Section 5.11)

CONSOLIDATION, MERGER OR SALE OF ASSETS

    USM may consolidate with or merge into, or sell, lease or convey its property as an entirety or substantially as an entirety to, any other entity if
(a) such entity assumes the obligations of USM under the Securities and the Indenture; (b)(i) such entity is organized and existing under the laws of the United States or any state thereof or the District of Columbia; or (ii) such entity is organized and existing under the laws of Canada, Japan, Australia, New Zealand, or certain specified European nations, or any political subdivision of any thereof and such entity undertakes to pay to the Holders of Securities any additional amounts as may be necessary in order that every net payment of principal of and interest, if any, on the Securities, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such Holder (except for a tax, assessment or charge imposed solely as a result of a connection between the recipient and the jurisdiction imposing such tax, assessment or charge) by reason of or as a result of such payment being made by an entity which is not an entity existing under the laws of the United States or any state thereof or the District of Columbia, will not be less than the amount provided for in the Securities to be then due and payable; (c) upon request by the Trustee, USM delivers to the Trustee certain certificates and opinions specified in the Indenture; (d) immediately after giving effect to such transaction (and treating any Secured Debt or Sale and Leaseback Transaction which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been incurred or entered into by such Person at the time of such transaction), no Event of Default (or event which, after notice or lapse of time or both, would be an Event of Default) shall exist and (e) upon such consolidation, merger, sale, lease or conveyance any property owned by USM immediately prior thereto would become subject to any Lien (unless such Lien would be permitted by the provisions described above under "Limitation on Secured Debt"), the Securities must be secured (together with, if USM shall so determine, any other Debt ranking equally with or prior to the Securities incurred, assumed or guaranteed by USM, whether then or thereafter existing) by a direct Lien on such property prior to all Liens other than any theretofore existing thereon. (Sections 9.1 and 9.2). The covenant phrase "substantially as an entirety" is not defined in the Indenture, and USM is unaware of an established meaning or quantification of the phrase under Illinois law, which is the law governing construction of the Indenture. A Holder may bear the burden of establishing the meaning of the phrase "substantially as an entirety."

MODIFICATION OF THE INDENTURE

    The Indenture permits USM and the Trustee to enter into supplemental indentures without the consent of the Holders of the Securities to: (a) subject to compliance with USM's covenants described above under "Certain Covenants of USM--Limitation on Secured Debt", secure the Securities of one or more series,
(b) add guarantees with respect to the Securities of one or more series, (c) evidence the assumption by a successor Person of the obligations of USM under the Indenture and the Securities then Outstanding, (d) add covenants for the protection of the Holders of the Securities, (e) cure any ambiguity or correct any inconsistency in the Indenture, provided that no such action shall adversely affect the interests of the Holders of the Securities of any series, (f) establish the form and terms of the Securities of any series, (g) evidence the acceptance of appointment by a successor Trustee, (h) subject to compliance with certain requirements of the Indenture, provide for uncertificated Securities in addition to or in place of certificated Securities and (i) comply with any requirements of the Commission in connection with qualifying the Indenture under the Trust Indenture Act of 1939, as amended. (Section 8.1)

    The Indenture also permits USM and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the Holders of the Securities of each such affected series; PROVIDED, HOWEVER, that USM and the Trustee may not, without the consent of the Holder of each Security then Outstanding and affected thereby: (a) extend the time of payment of the principal (or any installment) of any Security, or reduce the principal amount thereof, or reduce the rate, alter the method of computation of the rate or extend the time of payment of interest thereon, or reduce any amount payable on the redemption thereof, or change the currency in which the principal thereof or the interest thereon is payable, or reduce the amount payable on any Original Issue Discount Security upon acceleration or provable in bankruptcy, or alter certain provisions of the Indenture relating to Securities not denominated in United States dollars, or impair the right to institute suit for the enforcement of any payment on any Security when due; or (b) reduce the percentage in principal amount of the Securities of the affected series, the consent of whose Holders is required for any such modification or for any waiver provided for in the Indenture. (Section 8.2)

    Prior to the acceleration of the maturity of any Securities, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding with respect to which a default or an Event of Default shall have occurred and be continuing (voting as one class) may on behalf of the Holders of all such affected Securities waive any past default or Event of Default and its consequences, except a default or an Event of Default in respect of a covenant or provision of the Indenture or of any Security which cannot be modified or amended without the consent of the Holder of each Security affected.

DEFEASANCE AND DISCHARGE

    The Indenture provides that, at the option of USM, (a) USM will be discharged from any and all obligations in respect of the Securities of a particular series then Outstanding (except for certain obligations to register the transfer of or exchange the Securities of such series, to replace stolen, lost or mutilated Securities of such series, to maintain paying agencies, in the event that the Trustee is not the Security Registrar, to furnish the Trustee with the names and addresses of the Holders of Registered Securities of each series, to cause any successor Person substituted for USM in accordance with the Indenture to assume USM's obligations thereunder and with respect to the Securities, to comply with certain covenants described under "Consolidation, Merger or Sale of Assets" and to maintain the trust described below), or (b) USM need not comply with certain covenants of the Indenture (including certain of those described under "Certain Covenants of USM" and "Consolidation, Merger or Sale of Assets"), in each case if USM irrevocably deposits in trust with the Trustee money, and/or securities of the government which issued the currency in which the Securities of such series are payable or securities backed by the full faith and credit of such government which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal of (and premium, if any) and interest on the Securities of such series on the stated maturity of such Securities in accordance with the terms thereof. To exercise such option, USM is required, among other things, to deliver to the Trustee an opinion of independent counsel of nationally recognized standing in matters of federal income tax law to the effect that the exercise of such option would not cause the Holders of the Securities of such series to recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and such Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and, in the case of a discharge as described in clause (a) of the preceding sentence, such opinion states that either (A) there has been a change in the applicable federal income tax law to the foregoing effect or (B) USM has received a private letter ruling from the Internal Revenue Service or there has been published a revenue ruling to the foregoing effect. (Section 10.1)

    In the event USM exercises its option to effect a covenant defeasance with respect to the Securities of any series as described in the preceding paragraph and the Securities of such series are thereafter declared due and payable because of the occurrence of any Event of Default other than an Event of Default caused by failing to comply with the covenants which are defeased, and the amount of money and securities on deposit with the Trustee would be insufficient to pay amounts due on the Securities of such series at the time of their accelerated maturity, USM would remain liable for such amounts.

    If the Trustee or paying agent is unable to apply any money or Government Obligation in accordance with the foregoing provisions by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, USM's obligations under the Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to such provisions until such time as the Trustee or paying agent is permitted to apply all such money or Government Obligations in accordance therewith; PROVIDED, HOWEVER, that, if USM has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, USM shall be entitled, at its election,
(a) to receive from the Trustee or paying agent, as applicable, that portion of such money or Government Obligations equal to the amount of such payment or (b) to be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or paying agent.

GOVERNING LAW

    The Indenture and the Securities issued thereunder will be governed by the laws of the State of Illinois.

CONCERNING THE TRUSTEE

    The First National Bank of Chicago, the trustee under the Indenture, is one of a number of banks with which USM and its subsidiaries maintain ordinary banking relationships.

                              PLAN OF DISTRIBUTION

    USM may sell Debt Securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) through underwriters and (iv) through dealers.

    Offers to purchase Debt Securities may be solicited by agents designated by USM from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by USM to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    If underwriters are utilized in the sale, USM will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. Any underwriters will acquire Debt Securities for their own account and may resell such Debt Securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Debt Securities offered thereby. If any underwriters are utilized in the sale of the Debt Securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Debt Securities will be obligated to purchase all such Debt Securities, if any are purchased.

    If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, USM will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

    Agents, underwriters and dealers may be entitled under agreements entered into with USM to indemnification by USM against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for USM in the ordinary course of business.

    Offers to purchase Debt Securities may be solicited directly by USM and sales thereof may be made by USM directly to institutional investors or others. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

    If so indicated in the Prospectus Supplement, USM will authorize agents and underwriters to solicit offers by certain institutions to purchase Debt Securities from USM at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless USM otherwise agrees the aggregate principal amount of Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of USM. Contracts will not be subject to any conditions except that the purchase by an institution of the Debt Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Debt Securities pursuant to Contracts accepted by USM.

    The place and time of delivery for the Debt Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Securities of the Company offered hereunder will be passed upon by Sidley & Austin, Chicago, Illinois. Stephen P. Fitzell and Sherry S. Treston, Secretary and Assistant Secretary, respectively, of the Company, are partners of Sidley & Austin. Walter C.D. Carlson, a director of the Company and TDS, and a trustee and beneficiary of the voting trust which controls TDS and the Company, is a partner of Sidley & Austin. Michael G. Hron, and William S. DeCarlo, the Secretary and Assistant Secretary of TDS, respectively, are partners of Sidley & Austin.

                                    EXPERTS

    The audited consolidated financial statements and schedule of United States Cellular Corporation incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports incorporated by reference herein. In their report, that firm states that with respect to certain limited partnership interests, their opinion is based on the reports of other independent accountants, namely Price Waterhouse LLP and Coopers & Lybrand L.L.P. The text of these reports is incorporated by reference in this Prospectus. The combined financial statements incorporated by reference in this Prospectus have been reviewed for compilation by Arthur Andersen LLP, as indicated in their report incorporated by reference herein. The reports of other independent accountants on the underlying financial statements which have been combined are incorporated by reference herein. The financial statements referred to above have been incorporated by reference in reliance on the reports of the various independent accountants given on the authority of such firms as experts in auditing and accounting in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses in connection with the issuance and distribution of the securities being registered are:

Securities and Exchange Commission Registration Fee...............  $ 121,213
Trustee and Paying Agent Fees and Expenses........................     15,000*
Printing and Engraving Expenses...................................    100,000*
Legal Fees and Expenses...........................................     75,000*
Accounting Fees and Expenses......................................     30,000*
Rating Agency Fees................................................    225,000*
Blue Sky and Legal Investment Fees and Expenses...................      2,000*
Miscellaneous.....................................................     31,787*
                                                                    ---------
                                                                    $ 600,000*
                                                                    ---------
                                                                    ---------

------------------------

* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Restated Certificate of Incorporation contains a provision providing that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for breach of the director's or officer's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, unlawful stock redemptions or repurchases and transactions from which the director or officer derived an improper personal benefit.

    Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article XI of the Company's Restated Certificate of Incorporation, as amended, contains provisions for the indemnification of directors, officers and employees of the Company within the limitations permitted by Section 145.

    Section 145 of the General Corporation Law of Delaware contains provisions permitting (and, in some situations, requiring) Delaware corporations such as the Company to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with, among other things, their service to the corporation in those capacities. Among other things, these provisions provide that the Company is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company) (a "Proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against expenses (including attorneys'
fees), judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment). These provisions also provide for the advance payment of fees and expenses reasonably incurred by the director or officer in defense of any such Proceeding, subject to reimbursement by the director or officer if it is ultimately determined that such officer or director is not entitled to be indemnified by the Company.

    The Company has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons may pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

ITEM 16.  EXHIBITS

    The exhibits to this registration statement are listed on the exhibit index hereto and are herein incorporated by reference.

ITEM 17.  UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the]plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

    (e) The undersigned registrant hereby undertakes that: (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 30th day of July 1997.

                                UNITED STATES CELLULAR CORPORATION

                                BY              /S/ H. DONALD NELSON
                                     -----------------------------------------
                                                  H. Donald Nelson
                                                     PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints LeRoy T. Carlson, Jr., H. Donald Nelson, and Kenneth R. Meyers, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate applications, statements, consents and other documents as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the 30th day of July, 1997.

          SIGNATURE                                 TITLE
------------------------------  ---------------------------------------------

  /s/ LEROY T. CARLSON, JR.
------------------------------  Chairman and director
    LeRoy T. Carlson, Jr.

     /s/ H. DONALD NELSON
------------------------------  President and director (principal executive
       H. Donald Nelson           officer)

     /s/ LEROY T. CARLSON
------------------------------  Director
       LeRoy T. Carlson

    /s/ MURRAY L. SWANSON
------------------------------  Director
      Murray L. Swanson

    /s/ PAUL-HENRI DENUIT
------------------------------  Director
      Paul-Henri Denuit

------------------------------  Director
        Allen Z. Loren

   /s/ WALTER C.D. CARLSON
------------------------------  Director
     Walter C.D. Carlson

    /s/ KENNETH R. MEYERS
------------------------------  Senior Vice President -- Finance and
      Kenneth R. Meyers           Treasurer (principal financial officer)

   /s/ PHILLIP A. LORENZINI
------------------------------  Controller (principal accounting officer)
     Phillip A. Lorenzini

                               INDEX TO EXHIBITS

EXHIBIT NO.  DESCRIPTION OF DOCUMENT
-----------  ------------------------------------------------------------------------------------------------
       1.1   Form of Underwriting Agreement.

       4.1   Form of Indenture, dated as of July 31, 1997, between the Company and the The First National
               Bank of Chicago, as trustee.

      *4.2   Form of Global Note.

       4.3   Restated Certificate of Incorporation, as amended, of the Company (Incorporated by reference to
               Exhibit 2(a) to the Registrant's Amendment No. 2 on Form 8, dated December 28, 1992, to the
               Registrant's Report on Form 8-A).

       4.4   Restated By-laws, as amended, of the Company (Incorporated by reference to Exhibit 2(b) to the
               Registrant's Amendment No. 2 on Form 8, dated December 28, 1992, to the Registrant's Report on
               Form 8-A).

       5     Opinion and Consent of Sidley & Austin.

      12     Statements regarding computation of ratios are hereby incorporated by reference to the Company's
               Annual Reports on Form 10-K for the Years Ended December 31, 1996, 1995, 1994, 1993 and 1992,
               and the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1997.

      23.1   Consent of Independent Public Accountants.

      23.2   Consents of Independent Accountants.

      23.3   Consent of Sidley & Austin (included in Exhibit 5 above).

      24     Power of Attorney, filed as part of Part II to this Registration Statement.

      25     Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The
               First National Bank of Chicago, as trustee.

------------------------

* To be filed subsequent to the effectiveness of this Registration Statement by an amendment to the Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of Securities.